Exhibit 10.1

PROMISSORY NOTE

$3,000,000	Nassau County, New York
As of December 1, 2005

FOR VALUE RECEIVED, HAUPPAUGE COMPUTER WORKS, INC., a New York corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of JPMORGAN CHASE BANK, N.A. (the “Bank”), at its offices located at 395 North Service Road, Melville, New York 11747, or at such other place as the Bank or any holder hereof may from time to time designate, the principal sum of THREE MILLION DOLLARS ($3,000,000), or such lesser amount as may constitute the outstanding balance hereof, in lawful money of the United States, on March 31, 2006 or earlier as hereinafter referred to, and to pay interest in like money at such office or place from the date hereof on the unpaid principal balance of each Loan (as hereinafter defined) at the Eurodollar Rate or the Prime Rate (as hereinafter defined and provided for in the following paragraph) per annum, which shall be payable at the end of each Interest Period (as hereinafter defined) until such Loan(s) shall be due and payable (whether at maturity, by acceleration or otherwise) and thereafter, on demand.  Interest after maturity shall be payable at a rate three percent (3%) per annum above the Bank’s Prime Rate which rate shall be computed for actual number of days elapsed on the basis of a 360-day year and shall be adjusted as of the date of each such change, but in no event higher than the maximum permitted under applicable law.  “Prime Rate” shall mean the rate of interest as is publicly announced at the Bank’s principal office from time to time as its Prime Rate.

The Borrower shall give the Bank irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m., New York, New York time, three Business Days prior to the date of each proposed Eurodollar Loan (as hereinafter defined) or prior to 11:00 a.m. New York, New York time on the date of each proposed Prime Loan (as hereinafter defined).  Such notice shall be irrevocable and shall specify (i) the amount and whether the proposed borrowing shall be a Eurodollar Loan or a Prime Rate Loan, (ii) the initial Interest Period if a Eurodollar Loan, and (iv) the proposed date of borrowing.  Each borrowing of a Eurodollar Loan shall be in an amount not less than $500,000 or, if greater, whole multiples of $100,000 in excess thereof.  The Bank is authorized to enter on the Grid Schedule attached hereto (i) the amount of each loan made from time to time hereunder (the “Loan”), (ii) the date on which each Loan is made, (iii) the date on which each Loan shall be due and payable to the Bank, which date shall be March 31, 2006 (“Maturity Date”), (iv) the applicable interest rate to be paid on each Loan which shall, at the Borrower’s option in accordance herewith, be at (a) the Adjusted Eurodollar Rate plus one and 85/100 percent (1.85%) (the “Eurodollar Rate”) or (b) the Prime Rate minus one percent (1.0%) (such Loans, the “Eurodollar Loan” or the “Prime Loan”), (v) the amount of each payment made hereunder, and (vi) the outstanding principal balance of the Loans hereunder from time to time, all of which entries, in the absence of manifest error, shall be conclusive and binding on the Borrower; provided, however, that the failure of the Bank to make any such entries shall not relieve the Borrower from its obligation to pay any amount due hereunder.

Prepayment

(a)           No prepayments shall be permitted hereunder on any Loan while the Eurodollar Rate shall be applicable to such Loan on any date other than the last day of the applicable Interest Period.  A Loan may be prepaid at any time while the Prime Rate shall be applicable to such Loan upon two days prior notice.

(b)           The Borrower shall reimburse the Bank on demand for any loss incurred or to be incurred by it in the reemployment of funds released by any prepayment of the Loan made in contravention of the terms hereof.  Such loss shall be the difference as reasonably determined by the Bank between the cost of obtaining the funds for the Loan and any lesser amount which may be realized by the Bank in reemploying the funds received in prepayment during the period from the date of prepayment to the end of the current Interest Period of such Loan.

Increased Costs

If at any time after the date hereof, the Board of Governors of the Federal Reserve System or any political subdivision of the United States of America or any other government, governmental agency or central bank shall impose or modify any reserve or capital requirement on or in respect of loans made by or deposits with the Bank or shall impose on the Bank any other conditions affecting Eurodollar Loans, and the result of the foregoing is to increase the cost to (or, in the case of Regulation D, to impose a cost on the Bank of making or maintaining any Eurodollar Loans or to reduce the amount of any sum receivable by the Bank in respect thereof, by an amount deemed by the Bank to be material, then, within 30 days after notice and demand by the Bank, the Borrower shall pay to the Bank such additional amounts as will compensate the Bank for such increased cost or reduction; provided, that the Borrower shall not be obligated to compensate the Bank for any increased cost resulting from the application of Regulation D as required by the definitions of Adjusted Eurodollar Rate.  Any such obligation by the Borrower to the Bank shall not be due and owing until the Bank has delivered written notice to the Borrower.  Failure by the Bank to provide such notice shall not be deemed a waiver of any of its rights hereunder.  A certificate of the Bank claiming compensation hereunder and setting forth the additional amounts to be paid to it hereunder and the method by which such amounts were calculated shall be conclusive in the absence of manifest error.

Indemnity

The Borrower shall indemnify the Bank against any net loss or expense which the Bank may sustain or incur as a consequence of the occurrence of any default hereunder or any loss or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain any Eurodollar Loan or any part thereof which the Bank may sustain or incur as a consequence of any default in payment of the principal amount of the Loan or any part thereof or interest accrued thereon.  The Bank shall provide to the Borrower a statement, supported where applicable by documentary evidence, explaining the amount of any such loss or expense, which statement shall be conclusive absent manifest error.

Change In Legality

(a)           Notwithstanding anything to the contrary contained elsewhere in this Note, if any change after the date hereof in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful (based on the opinion of any counsel, whether in-house, special or general, for the Bank) for the Bank to make or maintain any

Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower by the Bank, the Bank may require that all outstanding Eurodollar Loans made hereunder be converted to Prime Loans, whereupon all such Eurodollar Loans shall be automatically converted to Prime Loans as of the effective date of such notice as provided in paragraph (b) below.

(b)           For purposes of this Section, a notice to the Borrower by the Bank pursuant to paragraph (a) above shall be effective, if lawful and if any Eurodollar Loans shall then be outstanding, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

Events of Default.

If the Borrower shall default in the punctual payment of any sum payable with respect to, or in the observance or performance of any of the terms and conditions of this Note, or any other agreement with or in favor of the Bank, or if a default or event of default that is accelerated shall occur for any reason under any such agreement, or in the event of default in any other material indebtedness of the Borrower exceeding $25,000 in the aggregate, or if any warranty, representation or statement of fact made in writing to the Bank at any time by an officer, partner or other designated representative of the Borrower is false or misleading in any material respect when made, or the Borrower fails on request to furnish any financial information or permit the inspection of its books or records, or if the Borrower shall be dissolved or shall fail to maintain its existence in good standing, or if the usual business of the Borrower shall be suspended or terminated, or if any levy, execution, seizure, attachment or garnishment shall be issued, made or filed on or against any material portion of the property of the Borrower, or if the Borrower shall become insolvent (however defined or evidenced), make an assignment for the benefit of creditors or make or send a notice of intended bulk transfer, or if a committee of creditors is appointed for, or any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereafter in affect (whether at law or in equity) is filed or commenced by or against the Borrower or any material portion of its property which, as to involuntary proceeding(s) are not dismissed within thirty (30) days, or if any trustee or receiver is appointed for the Borrower or any such property, or if a default or event of default shall occur under the Guaranty or the Pledge Agreement, or if any provision of this Note, the Guaranty or the Pledge Agreement shall, for any reason, cease to be in full force and effect in accordance with its terms or the Borrower or the Guarantor shall so assert in writing, or any of the foregoing events shall occur with respect to the Guarantor or any other guarantor of the Borrower’s obligations hereunder (each an “Event of Default”) - then and in any such event, which non-monetary Events of Default continue unremedied for fifteen (15) days (except for voluntary bankruptcy which is an automatic Event of Default hereunder), in addition to all rights and remedies of the Bank under applicable law and otherwise, all such rights and remedies cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Bank shall have the right immediately to set off against this note and/or any liabilities of the Borrower to the Bank all monies owed by the Bank in any capacity to the Borrower, whether or not due, and the Bank shall be deemed to have exercised such right to set off and to have made a charge against any such money immediately upon the occurrence of any of the foregoing events of default even though such charge is made or entered on the books of the Bank subsequent to those events.  Further the Bank may, at its option, declare any and all of the amounts owing under this Note to be due and payable, whereupon the maturity of the then unpaid balance hereof shall be accelerated and the same, together with all interest accrued hereon, shall forthwith become due and payable.

Definitions

A.            Adjusted Eurodollar Rate

“Adjusted Eurodollar Rate” shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/8 of 1%) equal to (i) the Eurodollar Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Eurodollar Rate” shall mean, with respect to any Eurodollar Loan for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/8 of 1%) at which dollar deposits approximately equal in principal amount to the Bank’s Eurodollar Loan and for the maturity equal to the applicable Interest Period are offered by the Bank in immediately available funds in an Interbank Market for Eurodollars at approximately 11:00 a.m., New York City time, two Business Days prior to the commencement of such Interest Period.

B.            Assessment Rate

“Assessment Rate” shall mean for any date the annual rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) most recently estimated by the Bank as the then current net annual assessment rate that will be employed for determining amounts payable by the Bank to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Bank’s domestic offices.

C.            Business Day

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Bank is authorized or required by law or regulation to close, and which is a day on which transactions in dollar deposits are being carried out in London, England for Eurodollar Loans and New York City for Prime Loans.

D.            Eurodollar Loan

“Eurodollar Loan” shall mean a Loan bearing interest at the Eurodollar Rate plus 1.85%.

E.             Guarantor

“Guarantor” shall mean Hauppauge Digital, Inc., a Delaware corporation.

F.             Guaranty

“Guaranty” shall mean the Guaranty, dated as of the date hereof, by the Guarantor wherein the Guarantor guaranteed the obligations of the Borrower owing to the Bank, as amended, restated, supplemented or otherwise modified, from time to time.

G.            Interest Period

(i) For Eurodollar Loans, Interest Period shall mean the period commencing on the date of such Loan and ending 1 month after the date of such Loan (as selected by the Borrower and recorded on the Grid Schedule attached hereto), provided that.   upon the expiration of the first Interest Period and each Interest Period thereafter, each Eurodollar Loan will be automatically continued with an Interest Period of the same duration, unless the Borrower shall notify the Bank that it intends to convert a Eurodollar Loan to a Prime Loan or if the Bank is prohibited from making Eurodollar Loans, in accordance with provisions set forth in this Note.

(ii) For Prime Loans, Interest Period shall mean the last day of each calendar month during the term hereof and on the date on which an Prime Loan is converted to a Eurodollar Loan.

No Interest Period shall extend past the Maturity Date.  In addition, if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day.

H.            Prime Loan

“Prime Loan” shall mean a Loan bearing interest at the Prime Rate.

I.              Pledge Agreement

“Pledge Agreement” shall mean the Share Pledge Agreement, dated as of the date hereof, between the Guarantor and the Bank, as amended, restated, supplemented or modified, from time to time.

J.             Statutory Reserves

“Statutory Reserves” shall mean a fraction (expressed as a decimal, the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Bank is subject for Eurocurrency Liabilities as defined in Regulation D.  Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Bank under such Regulation D.  Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

Miscellaneous

The Borrower hereby gives to the Bank a lien on, security interest in and right of set-off against all moneys, securities and other property of the Borrower and the proceeds thereof, now or hereafter delivered to, remaining with or in transit in any manner to the Bank, its correspondents, affiliates or its agents from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession, control or custody of the Bank in any way, and also, any balance of any deposit accounts and credits of the Borrower with, and any and all claims of the Borrower against the Bank at any time existing, as collateral security for the payment of this Note and of all other liabilities and obligations now or hereafter owed by the Borrower to the Bank, contracted with or acquired by the Bank, whether joint, several, absolute, contingent, secured, unsecured, matured or unmatured (all of which are hereafter collectively called “Liabilities”), hereby authorizing the Bank at any time or times, without prior notice, to apply such balances, credits or claims, or any part thereof, to such Liabilities in such amounts as it may select, whether contingent, unmatured or otherwise and whether any collateral security therefor is deemed adequate or not.  The collateral security described herein shall be in addition to any collateral security described in any separate agreement executed by the Borrower, including, without limitation, the Pledge Agreement.

Notices

Any notices, requests and demand to or upon the respective parties hereto to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, on the third business day after deposited in the mails by certified mail, return receipt requested, or (c) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

(i)            if to the Bank to:

JPMorgan Chase Bank, N.A.

395 North Service Road, Suite 302

Melville, New York 10004-1699

Telephone #          (631) 755-5078

Fax #                       (631) 755-0137

Attention:              Christopher Jantzen, Vice President

(ii)           if to the Borrower to:

Hauppauge Computer Works, Inc.

91 Cabot Court

Hauppauge, NY 11788

Telephone #          (631) 434-1600

Fax #                       (631) 434-3198

Attention:              Gerald Tucciarone, Assistant Secretary

(iii)          As to each such party at such other address as such party shall have designated to the other in a written notice comply with the provisions hereof.

The Borrower hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged and consented to in writing by the party hereof.

In the event the Bank or any holder hereof shall refer this Note to an attorney for collection, the Borrower agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney’s fees, whether or not suit is instituted.

In the event of any litigation with respect to this Note, THE BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY and all rights of setoff and rights to interpose counter-claims and cross-claims.  The Borrower hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal court located in such State in connection with any action or proceeding arising out of or relating to this Note.  This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contract made and to be performed in such State, and shall be binding upon the successors and assigns of the Borrower and inure to the benefit of the Bank, its successors, endorsees and assigns.

If any term or provision of this Note shall be held invalid, illegal or unenforceable the validity of all other terms and provisions hereof shall in no way be affected thereby.

DATED: December 1, 2005	HAUPPAUGE COMPUTER WORKS, INC.

	By:	/s/ Gerald Tucciarone
Name: Gerald Tucciarone
Title: Assistant Secretary

ACKNOWLEDGMENT

STATE OF NEW YORK	)
	)	SS:
COUNTY OF NASSAU	)

On the 1st day of December in the year 2005 before me, the undersigned, personally appeared Gerald Tucciarone, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Fred S. Skolnik
Notary Public

[NOTARY STAMP]

GRID SCHEDULE

		APPLICABLE		INTEREST
DATE	TYPE	INTEREST RATE	AMOUNT	PERIOD